SCHEDULE 14C
(RULE 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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RIBAPHARM INC.

(Name of Registrant as Specified in Its Charter)

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RIBAPHARM INC.
3300 Hyland Avenue
Costa Mesa, California 92626
(714) 427-6236

January 7, 2003

TO THE STOCKHOLDERS OF RIBAPHARM INC.:

On December 23, 2002, ICN Pharmaceuticals, Inc., which owns approximately 80.1% of the outstanding shares of common stock of Ribapharm Inc., acted by written consent to remove each director on the board of directors of Ribapharm, other than Roberts A. Smith, and to amend Ribapharm’s bylaws to remove Article I, Section 8(C)(4) thereof.

The bylaw provision to be removed implements Article VI(c) of Ribapharm’s certificate of incorporation and provides that in the case of action to be taken by stockholders by written consent, the stockholder proposing to take action must give notice of the proposed action a reasonable period (but not less than 35 days) before the proposed effective date of the action. The bylaw provision states that it is the intent of this notice requirement that Ribapharm be allowed an appropriate period to comply with the Securities Exchange Act of 1934 and other applicable disclosure requirements.

ICN’s action by written consent purports to be effective January 27, 2003, or such earlier date as ordered by a court of competent jurisdiction. ICN has filed suit in the Court of Chancery of the State of Delaware demanding an order declaring, among other things, that ICN has a right to proceed by written consent without providing notice as required by the bylaw provision described above. Ribapharm believes ICN’s suit is wholly without merit.

The federal securities laws require that we send you, at least twenty calendar days prior to the earliest date on which the corporate action specified in ICN’s written consent may be taken, an information statement containing the information specified in Rule 14c-101 under the Securities Exchange Act of 1934. We have enclosed our information statement with this letter. As a court order of the type that ICN is seeking might give effect to the corporate action specified in the written consent prior to the twentieth calendar day following the date on which the information statement is first sent or given to Ribapharm stockholders, ICN’s actions in seeking such an order may make it impossible for us to comply fully with our obligations under the federal securities laws described above. ACCORDINGLY, WE URGE YOU TO REVIEW THE ENCLOSED INFORMATION STATEMENT IMMEDIATELY.

ICN’s 80.1% voting interest entitles it to remove the directors of Ribapharm that ICN is removing, and to amend Ribapharm’s bylaws, all without the vote, approval or consent of any other stockholder. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

RIBAPHARM INC.

The accompanying Information Statement is for information purposes only and explains
ICN’s stockholder action by written consent.

Please read the accompanying Information Statement carefully.

RIBAPHARM INC.
3300 Hyland Avenue
Costa Mesa, California 92626
(714) 427-6236

INFORMATION STATEMENT

January 7, 2003

This Information Statement is being furnished to inform stockholders of Ribapharm Inc. that ICN Pharmaceuticals, Inc. has taken action by written consent of stockholders to remove certain directors of Ribapharm and to amend Ribapharm’s bylaws, each as further described herein.

ICN owns approximately 120,100,000 shares of Ribapharm’s common stock, par value $0.01 per share, which represent approximately 80.1% of the outstanding shares of Ribapharm’s common stock. On December 23, 2002, ICN acted by written consent to remove each director on the board of directors of Ribapharm, other than Roberts A. Smith, and to amend Ribapharm’s bylaws to remove Section 8(C)(4) of Article I thereof. The bylaw provision to be removed implements Article VI(c) of Ribapharm’s certificate of incorporation and provides that in the case of action to be taken by stockholders by written consent, the stockholder proposing to take action must give notice of the proposed action a reasonable period (but not less than 35 days) before the proposed effective date of the action. The bylaw provision states that it is the intent of this notice requirement that Ribapharm be allowed an appropriate period to comply with the Securities Exchange Act of 1934 and other applicable disclosure requirements.

ICN’s action by written consent purports to be effective January 27, 2003, or such earlier date as ordered by a court of competent jurisdiction. ICN has filed a suit in the Court of Chancery of the State of Delaware demanding an order declaring, among other things, that ICN has a right to proceed by written consent without providing notice as required by the bylaw provision described above. Ribapharm believes ICN’s suit is wholly without merit.

The federal securities laws require us to provide you with this Information Statement at least twenty calendar days prior to the earliest date on which the corporate action specified in ICN’s written consent may be taken. As a court order of the type that ICN is seeking might give effect to the corporate action specified in ICN’s written consent prior to the twentieth calendar day following the date on which the information statement is first sent or given to Ribapharm stockholders, ICN’s actions in seeking such an order may make it impossible for us to comply fully with our obligations under the federal securities laws described above. ACCORDINGLY, WE URGE YOU TO REVIEW THIS INFORMATION STATEMENT IMMEDIATELY.

This Information Statement is being mailed on or about January 7, 2003 to the stockholders of record at the close of business on such date. As of the close of business on such date, we had an aggregate of 150,000,000 shares of common stock outstanding. Each share of our common stock is entitled to one vote. If the action with respect to the removal of directors and the action with respect to the amendment of Ribapharm’s bylaws were put to a vote at a meeting of Ribapharm stockholders, approval of holders of a majority of the outstanding shares of common stock would be required for their approval. ICN’s 80.1% voting interest entitles it to take the actions specified in its written consent without the vote, approval or consent of any other stockholder. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ICN’S ACTION BY WRITTEN CONSENT

Introduction

ICN owns approximately 120,100,000 shares, or approximately 80.1%, of the outstanding shares of Ribapharm’s common stock. On December 23, 2002, ICN acted by written consent to remove each director on the board of directors of Ribapharm, other than Roberts A. Smith, and to amend Ribapharm’s bylaws to remove Section 8(C)(4) of Article I thereof. The bylaw provision to be removed implements Article VI(c) of Ribapharm’s certificate of incorporation and provides that in the case of action to be taken by stockholders by written consent, the stockholder proposing to take action must give notice of the proposed action a reasonable period (but not less than 35 days) before the proposed effective date of the action. A copy of ICN’s written consent is attached as Annex A to this Information Statement.

Expected Effective Date

ICN’s action by written consent purports to be effective January 27, 2003, or such earlier date as ordered by a court of competent jurisdiction. ICN has filed a suit in the Court of Chancery of the State of Delaware demanding an order declaring, among other things, that ICN has a right to proceed by written consent without providing notice as required by the bylaw provision described above.

Removal of Directors

ICN’s action by written consent removes each director of Ribapharm’s board of directors as of the date of effectiveness of the action by written consent, other than Dr. Smith, including the directors listed under “Directors Being Removed” below and each other person (other than Dr. Smith) who is a director of Ribapharm on or following December 23, 2002 until the effectiveness of the action by written consent. The directors being removed and the director not being removed are described below.

Directors Being Removed	Director Not Being Removed
Kim Campbell, PC, QC, one of our directors since our initial public offering, was a director of ICN from November 2, 2000 until May 30, 2001. Since July 2001, Ms. Campbell has been a Visiting Professor of Practice at the John F. Kennedy School of Government at Harvard University. From January 2001 to May 2001, Ms. Campbell was a Fellow at the Center for Public Leadership at the John F. Kennedy School of Government at Harvard University. From September 2000 until January 2001, Ms. Campbell was an author and lecturer. She was the Consul General of Canada in Los Angeles from September 1996 until September 2000. From February 1996 until September 1996 she was an author and lecturer. Ms. Campbell held several positions in the Canadian government including Prime Minister from June 1993 to November 1993, Minister of Justice and Attorney General from February 1990 to January 1993, and Minister of National Defense from January 1993 to June 1993. Ms. Campbell also serves on the Governing Board of Harvard University, Northeastern University, UCLA and the Thunderbird American Graduate School of International Management.

Roberts A. Smith, Ph.D., one of our directors since our initial public offering, was a director of ICN from 1960 until May 30, 2001. He was President of Viratek, Inc., then a subsidiary of ICN, and Vice-President, Research and Development of SPI Pharmaceuticals, Inc., then a subsidiary of ICN, through 1992. For more than 11 years, Dr. Smith was Professor of Chemistry and Biochemistry at the University of California at Los Angeles.

Directors Being Removed	Director Not Being Removed
Arnold H. Kroll, one of our directors since our initial public offering, has been a senior advisor of Burnham Securities since May 2000. From March 1997 through April 2000, he was a senior advisor at Schroder & Co. During that time, Mr. Kroll represented ICN in three issuances of senior notes, including ICN’s 8 3/4% senior notes due 2008. He was a managing director at Schroder & Co. and its predecessors from 1988 to 1997. Prior to that time, he was a managing director of L.F. Rothschild and its predecessor from 1972 to 1988. Mr. Kroll is a member of the board of directors of National Airlines and ShareSpan Inc.

Johnson Y.N. Lau, M.D., our Chairman of the Board since November 8, 2002, and our President, Chief Executive Officer and director since our initial public offering, was Senior Vice President, Research and Development of ICN from March 2000 until completion of our initial public offering. Before joining ICN, he was a Senior Director in Antiviral Research at the Schering-Plough Research Institute from 1997 to February 2000. He served as a faculty member at the University of Florida from 1992 to 1996. From 1989 to 1991, he served as a faculty member at the Institute of Liver Studies, King’s College Hospital School of Medicine and Dentistry, University of London.

Hans Thierstein, our Chairman of the Board following our initial public offering until November 8, 2002, and our Vice Chairman of the Board since that date, was a member of the board of the Swiss Chemical and Pharmaceutical Association from 1996 until 2000. He was Chairman of the Board of Serono, Europe’s largest biotechnology company, from 1992 until 1999, a board member of Serono since 1987 and Chief Financial Officer of Serono from 1980 until 1996. Mr. Thierstein held various positions with ICN from 1971 until 1980, including Treasurer and Controller of ICN’s European operations, Vice President-Corporate Controller of ICN in the United States, General Manager of ICN’s Swiss and Italian operations and Vice President of Corporate Development Europe.

John M. Vierling, M.D., one of our directors since our initial public offering, was the Chairman of the Board of the American Liver Foundation from 1994 until 2000. He has been Director of Hepatology at Cedars-Sinai Medical Center and Medical Director of Liver Transplant since 1990. Since 2000, he has served as Medical Director of Multi-Organ Transplantation. He is a tenured Professor of Medicine at the David Geffen School of Medicine at the University of California, Los Angeles. As a Councilor of the American Association for the Study of Liver Diseases, he will become its president in 2005.

If the proposal with respect to the removal of directors were put to a vote at a meeting of Ribapharm stockholders, approval of holders of a majority of the outstanding shares of common stock would be required for its approval. ICN’s 80.1% voting interest entitles it to take the actions specified in its written consent without the vote, approval or consent of any other stockholder, and the action with respect to the removal of directors will become effective without any such vote, approval or consent.

The Rules of the New York Stock Exchange require that Ribapharm have an audit committee consisting of at least three independent directors. Following the effectiveness of ICN’s action by written consent, it is possible that Ribapharm will have only one director and will be in violation of the New York Stock Exchange’s rules. Ribapharm’s certificate of incorporation provides that vacancies on its board of directors resulting from removal of directors can be filled by the affirmative vote of the sole remaining director. Therefore, following ICN’s action by written consent to remove five of Ribapharm’s directors, Ribapharm’s sole remaining director, Dr. Smith, can elect new directors to fill the vacancies on Ribapharm’s board of directors. Dr. Smith has not provided Ribapharm with any information concerning whether he will act to elect any replacement directors or the identity or qualifications of any such replacement directors.

In addition, ICN is entitled by virtue of its 80.1% voting interest to elect replacement directors by means of an action by written consent. ICN has not provided Ribapharm with any information concerning whether it will act to elect any replacement directors or the identity or qualification of any such replacement directors. Ribapharm undertakes to comply with Regulation 14C under the Securities Exchange Act of 1934, to the fullest extent practicable under the circumstances, in connection with any such action by written consent.

Amendment of the Bylaws

ICN’s action by written consent amends Ribapharm’s bylaws to remove Section 8(C)(4) of Article I, which provides as follows:

“The advance notice of the proposal of business by stockholders required by Article VI, Section (c) of the Certificate of Incorporation shall be given in the manner set forth in this Section 8. In the case of action to be taken by stockholders at any annual or special meeting of stockholders, the required notices are set forth in paragraphs (A) and (B) of this Section 8. In the case of action to be taken by stockholders by written consent (during the period when action by written consent is not prohibited by Article VI, Section (d) of the Certificate of Incorporation), the stockholder or stockholders proposing to take such action shall give notice of the proposed action, which notice shall be in writing and delivered to the Secretary at the principal executive offices of the Corporation, a reasonable period (but not less than 35 days) before the proposed effective date of such action. Without limiting the foregoing, and consistent with paragraph (C)(3) of this Section 8, it is the intent of this notice requirement that the Corporation will be allowed an appropriate period to comply with Rule 14c-2 under the Exchange Act and other applicable disclosure requirements. To the extent relevant, the notice shall include the information referred to in paragraph (A)(2) of this Section 8.”

The general effect of the bylaw amendment will be to remove from the bylaws any provision requiring stockholders to give Ribapharm prior notice concerning the taking of action of stockholders by written consent, other than the nomination of directors, who must be nominated in accordance with the remaining provisions of the bylaws. Regardless of its bylaws, Ribapharm will continue to be subject to Regulation 14C under the Securities Act of 1934, which requires Ribapharm to provide stockholders with written notice of the taking of any action of stockholders by written consent at least twenty calendar days prior the earliest date on which such action may be taken. Ribapharm undertakes to comply with such Regulation 14C, to the fullest extent practicable under the circumstances, in connection with any such action by written consent.

If the proposal with respect to the amendment of the bylaws were put to a vote at a meeting of Ribapharm stockholders, approval of holders of a majority of the outstanding shares of common stock would be required for its approval. ICN’s 80.1% voting interest entitles it to take the actions specified in its written consent without the vote, approval or consent of any other stockholder, and the action with respect to the amendment of the bylaws will become effective without any such vote, approval or consent.

Rights of Dissenting Stockholders

Ribapharm stockholders are not entitled to any appraisal or similar rights under Delaware law in connection with the removal of directors or the amendment of the bylaws.

Corporate Information

Our principal executive offices are located at 3300 Hyland Avenue, Costa Mesa, California 92626, and our telephone number is (714) 427-6236.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Ribapharm’s shares of common stock as of January 6, 2003 by all those known by Ribapharm to be beneficial owners of more than 5% of its common stock, each director, each executive officer and all directors and executive officers of Ribapharm as a group. The table also sets forth certain information regarding the beneficial ownership of ICN’s shares of common stock as of January 6, 2003 by each Ribapharm director, each Ribapharm executive officer and all directors and executive officers of Ribapharm as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by them. Unless otherwise indicated, the address of each stockholder, director and executive officer listed below is c/o Ribapharm Inc., 3300 Hyland Avenue, Costa Mesa, California 92626.

5% Stockholder, Directors and Executive Officers	Number of Shares of Ribapharm Common Stock	Percentage (%) of Outstanding Ribapharm Common Stock (1)	Number of Shares of ICN Common Stock	Percentage (%) of Outstanding ICN Common Stock (2)
ICN Pharmaceuticals, Inc.	120,100,000	80.1%	N/A	N/A
3300 Hyland Avenue
Costa Mesa, California 92626
Kim Campbell PC, QC	0	—	0	—
Arnold H. Kroll	1,500	*	0	—
Johnson Y.N. Lau, M.D.	1,910	*	0	—
Roger D. Loomis, Jr.	100	*	0	—
Roberts A. Smith, Ph.D.	0	—	(3)	(3)
Thomas Stankovich	600	*	1,255(4)	*
Hans Thierstein	0	—	1,000	*
John M. Vierling, M.D.	0	—	150	*
Ribapharm Directors and Executive Officers as a Group (8 Persons)	4,110	*	2,405(3)	*(3)

*	Represents less than 1%.

(1)	Percentage based on 150,000,000 shares of common stock outstanding as of January 6, 2003.

(2)	Percentage based on 83,742,204 shares of common stock outstanding as of January 6, 2003.

(3)	The number of shares of, and percentage of outstanding, ICN common stock beneficially owned by Dr. Smith are unknown.

(4)	Represents shares of common stock which may be acquired upon conversion of ICN 6 1/2% Convertible Subordinated Notes due 2008.

THIS INFORMATION STATEMENT IS FOR INFORMATION PURPOSES ONLY. AS THE WRITTEN CONSENT OF ICN SATISFIES THE STOCKHOLDER VOTING REQUIREMENT OF THE DELAWARE GENERAL CORPORATION LAW, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US ONE.

RIBAPHARM INC.

ANNEX A

ACTION BY WRITTEN CONSENT

OF MAJORITY STOCKHOLDER OF

RIBAPHARM INC.

The undersigned, ICN Pharmaceuticals, Inc., a Delaware corporation, being the record and beneficial holder of approximately 120,100,000 shares of the common stock, par value, $.01 per share (the “Common Stock”), of Ribapharm Inc., a Delaware corporation (the “Corporation”) (such shares of Common Stock representing more than 80% of the outstanding Common Stock of the Corporation), acting pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby adopt as of December 23, 2002 the following resolutions with the same force and effect as if they were approved and adopted by a vote at a duly convened meeting of the stockholders of the Corporation:

RESOLVED, that each director on the Corporation’s board of directors (the “Board”) as of the date of effectiveness hereof, other than Roberts A. Smith, Ph.D., is hereby removed as a director of the Corporation, effective January 27, 2003 or such earlier date as ordered by a court of competent jurisdiction; the directors so removed include Kim Campbell, Arnold H. Kroll, Johnson Y.N. Lau, M.D., Hans Thierstein, John Vierling, and each other person not named herein (other than Roberts A. Smith) who is a director (or may be appointed by the Board as a director on or following the date hereof until the effectiveness hereof); and

FURTHER RESOLVED, that, in accordance with Section (a) of Article V of the amended and restated certificate of incorporation of the Corporation and Article VI of the amended and restated bylaws of the Corporation (the “Bylaws”), the Bylaws are hereby amended by rescinding, effective January 27, 2003 or such earlier date as ordered by a court of competent jurisdiction, new Section 8(C)(4) of Article I of the Bylaws adopted by the Board on December 13, 2002.

The actions set forth herein taken by written consent executed as of December 23, 2002 shall be effective January 27, 2003 or such earlier date as ordered by a court of competent jurisdiction, unless earlier rescinded or amended by the undersigned stockholder.

IN WITNESS WHEREOF, this Action by Written Consent has been executed by the undersigned stockholder of the Corporation as of the 23rd day of December, 2002.

ICN PHARMACEUTICALS, INC.

By:	/s/ ROBERT W. O’LEARY
Name:	Robert W. O’Leary
Title:	Chairman and Chief Executive Officer

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